SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 5, 2012

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.     REGULATION FD DISCLOSURE.

On Wednesday, December 5, 2012, at 11:40 a.m. (EST), Gerald L. Hassell, chairman, president and chief executive officer of The Bank of New York Mellon Corporation (the “Registrant”) and Thomas P. Gibbons, vice chairman and chief financial officer of the Registrant, are scheduled to present at the 2012 Goldman Sachs Financial Services Conference in New York.

A copy of the presentation materials to be used by the Registrant during its presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. A live webcast of the audio portion of the conference will also be available at the Registrant’s website (www.bnymellon.com/investorrelations). A series of related graphics will be available at the same website at approximately 8 a.m. EST on Wednesday, December 5. An archived version of the audio portion will be available at the same website, beginning at approximately 5 p.m. (EST) on December 5 and will remain available until 5 p.m. (EST) on Wednesday, December 19.

The information in this Item 7.01, and in Exhibit 99.1 attached to this Current Report on Form 8-K, is being “furnished” pursuant to General Instruction B.2. of Form 8-K and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any filings the Registrant has made or may make under the Securities Act of 1933, except as otherwise expressly stated in such filing.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

99.1	Goldman Sachs Financial Services Conference Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: December 5, 2012	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Goldman Sachs Financial Services Conference Slides	Furnished herewith